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(713) 529-0900

EQUUS TOTAL RETURN, INC. ANNOUNCES

CHANGES IN LEADERSHIP

HOUSTON, TX - February 18, 2010 - Equus Total Return, Inc. (NYSE: EQS) (the "Fund") has announced a series of strategic leadership moves within its Board of Directors and senior officer ranks.

Alan D. Feinsilver has been appointed non-Executive Chairman of the Board. Mr. Feinsilver has served on the Fund's Board as Independent Director for four years. He was recently the Fund's Audit Committee Chairman and will continue to serve on the Committee. Mr. Feinsilver is a certified public accountant, attorney, and entrepreneur, who resides in Houston, TX. He is the owner and president of The Overbrook Company, a private investment company also based in Houston.

Mr. Feinsilver replaces Gregory J. Flanagan as Chairman of the Board. Mr. Flanagan served as the Fund's Chairman, Chief Executive Officer and President during the Fund's transition to an "internally" managed investment operation from July 2009 to present. Mr. Flanagan resigned from his officer positions to pursue other endeavors.

Francis D. (Doug) Tuggle, Ph.D. was elected Chairman of the Fund's Audit Committee, effective April 1, 2010. Dr. Tuggle has been an Independent Director of the Fund for nineteen years. He is a career educator and management consultant. Dr. Tuggle is former Dean and current professor of the Argyros School of Business and Economics at Chapman University in Orange, CA.

Henry W. (Bill) Hankinson was appointed Chairman of the Fund's Governance and Nominating Committee. Mr. Hankinson has served on the Board as an Independent Director for four years and has held senior executive management positions for over thirty years. He is co-founder and general manager of Global Business Associates, LLC, a boutique M&A firm based in Atlanta, GA.

S. J. "Jay" Brown, 41, has been appointed the Fund's Chief Investment Officer and will serve as the Fund's principal executive officer for an interim period. Mr. Brown has 16 years of corporate finance and transactional experience serving in principal and advisory roles mostly involving private equity and investment banking sectors. He has been a consultant to the Fund since October 2009 and has recently served as the general partner of a private equity partnership. He has an MBA (finance) from the University of Houston, and a BBA from Baylor University and is a Chartered Financial Analyst. Mr. Brown resides in Houston, TX.

"These strategic appointments reflect the Fund's transition to internalized management while seeking to provide additional managerial assistance to the portfolio companies," said Mr. Feinsilver. "The demonstrated performance and experience of these leaders ensure our continued focus to enhance shareholder value."

Equus is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS." Additional information on Equus Total Return, Inc. may be obtained from the Equus website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the fund or any other person that the events or circumstances described in such statements are material.